Exhibit 10.3

SAILTECH INTERNATIONAL, INC.

PROMISSORY NOTE
$31,000.00	December 27, 2002
Omaha, Nebraska

Sailtech International, Inc. ("Payor"), a Nevada corporation, for value received, promises to pay to the order of Phillips Family Limited Partnership, a South Dakota family limited partnership ("Payee"), or to any subsequent holder of this Note, without setoff or counterclaim at 14117 Eagle Run Drive, Omaha, Nebraska 68164, or at such other place as the holder of this Note designates by notice to Payor, in legal tender of the United States of America, the principal amount of THIRTY-ONE THOUSAND AND 00/100 ($31,000.00), together with interest on the unpaid principal amount of this Note, from the date of this Note until it becomes due and payable, at an annual rate equal to 9%. Payor shall pay the principal amount of this Note on January 31, 2003, when all accrued interest and principal under this Note will be due and payable.

Payor may prepay this Note in full at any time, without penalty or premium, upon three days' advance written notice to Payee.

Interest is payable on demand on any principal or installment of interest under this Note that is not paid when due, from the date when due until paid, at an annual rate equal to the greater of 18% or the highest annual rate of interest then allowed by applicable Nebraska law. If any interest or principal is or becomes due and payable on a day that is a Sunday, Saturday, or holiday observed by national banks, the due date of the payment will be extended automatically to the next succeeding day that is not a Sunday, Saturday, or holiday observed by national banks, and, during the extension, Payor shall pay interest on the unpaid principal amount at the rate specified for the payment of interest before maturity.

As used in this Note, "beneficial owner" has the definition attributed to the term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; "Subsidiary" means a corporation of which Payor is the beneficial owner of either (i) more than 50% or more of any class of its capital stock or (ii) securities of the corporation representing more than 50% of the voting power of all the corporation's outstanding securities that are entitled to vote in the election of its directors; and "Significant Subsidiary" means any Subsidiary that represents 10% or more of the consolidated assets, revenues, or earning power of Payor and its Subsidiaries.

The occurrence of one or more of the following events will constitute a "Default" under this Note:

(a) The nonpayment of the principal of this Note when due, whether at maturity, by acceleration, or otherwise;

(b) The dissolution or liquidation of Payor (except for an involuntary dissolution of Payor under the law of the State of Nevada that is subsequently reinstated without prejudice);

(c) The filing by Payor or any Significant Subsidiary of a petition seeking relief under any bankruptcy, insolvency, or debtor relief law;

(d) The filing by any creditor of Payor or any Significant Subsidiary of a petition seeking the involuntary bankruptcy or insolvency of Payor or the Significant Subsidiary that is not dismissed or discharged within 30 days from the date of filing the petition;

(e) The issuance of a writ of levy, distraint, execution, attachment, garnishment, or similar legal process (whether or not pursuant to a final judgment) against Payor or any Significant Subsidiary, or any of their respective property in connection with a claim for the payment of money or damages in an amount exceeding 10% of Payor's consolidated stockholder's equity;

(f) The sequestration or assumption of custody by a court having jurisdiction of all or a substantial part of the property of Payor or any Significant Subsidiary, unless the custody or sequestration is terminated within 30 days after it is effective;

(g) An attachment after judgment occurs on all or a substantial part of the property of Payor or any Significant Subsidiary, unless the resulting lien is discharged, or execution on the lien is stayed, within 15 days after it is issued or perfected;

(h) Payor or any Significant Subsidiary (i) makes a general assignment for the benefit of its creditors, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) seeks, consents, or acquiesces to the appointment of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, or (iv) suffers the appointment, without its consent or acquiescence, of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, unless the appointment is vacated within 30 days after it becomes effective;

(i) The violation of any law, or any act or omission, by Payor or any Significant Subsidiary that results in the imposition of a lien by operation of law on any of its property that is not discharged within 30 days after it attaches, unless the lien relates to a claim for payment of money or damages in an amount less than 10% of Payor's consolidated stockholder's equity;

(j) A sale or transfer of all or a majority of either the assets (measured by fair value) or the outstanding voting stock of Payor or any Significant Subsidiary pursuant to a sale, lease, merger, spin-off, foreclosure, dissolution, bankruptcy, liquidation, consolidation, tender offer, share exchange, reorganization, recapitalization, or other transaction;

If a Default occurs, Payee, without further demand or advance notice to Payor, may accelerate the maturity of this Note, declare the entire unpaid principal amount of this Note and all accrued interest on it to be immediately due and payable, and otherwise proceed to protect its rights in the manner provided by applicable law.

Payor and every other person liable at any time for payment of this Note (a) waive presentment, protest, notice of protest, and notice of dishonor, (b) consent to all extensions and renewals of this Note (as a whole or in part) and all delays and indulgences in time of payment or other performance under this Note that Payee grants at any time and from time to time, without limitation and without notice to or further consent of Payor, (c) authorize Payee to release any security for this Note without releasing or discharging their obligation to repay this Note, (d) consent to the personal jurisdiction of the state and federal courts in the State of Nebraska,

(e) stipulate that the proper, exclusive, and convenient venue for any legal proceeding in state or federal court relating to the enforcement of this Note is Douglas County, Nebraska , for a state trial court proceeding, and the United States District Court for Nebraska, for a federal district court proceeding, (f) waive any defense, whether asserted by motion or pleading, that Douglas County, Nebraska, or the United States District Court for Nebraska, is an improper or inconvenient venue, and (g) KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY LAWSUIT OR COUNTERCLAIM RELATING TO THIS NOTE OR ANY SECURITY OR GUARANTY FOR THIS NOTE, INCLUDING ANY LAWSUIT BY PAYEE TO ENFORCE AND COLLECT THIS NOTE. Payor shall pay to Payee, on demand, all costs and expenses incurred by Payee in connection with the collection and enforcement of this Note or any judgment on it, including all fees, costs, and expenses of experts, attorneys, mediators, witnesses, collection agents, and supersedeas bonds, whether incurred before or after demand for payment or commencement of a legal proceeding, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings, unless Payor prevails in the defense of any legal proceeding instituted by Payee to collect or enforce this Note, in which case Payee shall reimburse Payor for all the foregoing costs and expenses incurred by it in connection with the proceeding.

The validity, construction, interpretation, and enforcement of this Note are governed by the laws of the State of Nebraska and the federal laws of the United States of America, excluding the laws of those jurisdictions relating to the resolution of conflicts with laws of other jurisdictions. This Note is not assignable by Payor (by operation of law or otherwise) without the advance written consent of Payee, which it may withhold in its sole discretion. If Payee assigns or endorses this Note, all references to Payee in this Note will include the assignee or subsequent holder of this Note, and any assignee or subsequent holder of this Note will be fully subject to the Offset Rights.

Every demand or notice required or permitted by this Note will be valid only if it is in writing, delivered personally or by telecopy, commercial courier, or first class, postage prepaid, United States mail (whether or not certified or registered, and whether or not a return receipt is requested or received by the sender), and addressed, if to Payor, at Payor's address listed below, and if to Payee, at the address specified in the first paragraph of this Note, or at such other address as Payor or Payee may designate to the other by written notice given in accordance with this paragraph. A validly given demand or notice will be effective on the earlier of its receipt, if delivered personally or by commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first class, certified, postage prepaid, United States mail, with return receipt requested, but regardless of whether the return receipt is signed by the intended recipient or received by the sender. Payor shall promptly notify Payee of any change in Payor's mailing address listed in this Note.

DUE: January 31, 2003

EXECUTED: December ___, 2002, in ___________________________.

SAILTECH INTERNATIONAL, INC.
WITNESSES:	By: /s/ Barry Girling
Barry Girling, President
/s/ Jason Walsh	Address:	[_______________________]
Name: Jason Walsh		[_______________________]
_______________________________
Name:__________________________

CORPORATE ACKNOWLEDGMENT
COUNTRY OF CANADA	)
PROVINCE OF BRITISH COLUMBIA	)
CITY OF VANCOUVER	)

Acknowledged before me on this _____ day of ____________, 2002, by ____________________, the President of Sailtech International, Inc., a Nevada corporation, on behalf of that corporation. He is personally known to me or produced a British Columbia driver's license as identification.

___________________________________
Notary Public, State at Large
Notarial Stamp: